                                                          EXHIBIT 23

                 CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-34835 and No. 333-34835-01) of Price Development Company, Limited Partnership of our report dated February 2, 2000, on our audits of the consolidated financial statements and financial statement schedules of Price Development Company, Limited Partnership as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 24, 2000